EXHIBIT 3.1

Articles of Amendment
to
Articles of Incorporation
of

WES Consulting, Inc.
(Name of Corporation as currently filed with the Florida Dept. of State)

P99000018914
(Document Number of Corporation (if known))

Pursuant to the provisions of section 607.1006, Florida Statutes, this ***Florida Profit Corporation*** adopts the following amendment(s) to its Articles of Incorporation:

A. If amending name, enter the new name of the corporation:

Liberator, Inc. *The new name must be distinguishable and contain the word "corporation," "company," or "incorporated" or the abbreviation "Corp.," "Inc.," or Co.," or the designation "Corp," "Inc," or "Co". A professional corporation name must contain the word "chartered," "professional association," or the abbreviation "P.A."*

B. Enter new principal office address, if applicable:
(Principal office address MUST BE A STREET ADDRESS)

2745 Bankers Industrial Drive
Atlanta, GA 30360

C. Enter new mailing address, if applicable:
(Mailing address MAY BE A POST OFFICE BOX)

2745 Bankers Industrial Drive
Atlanta, GA 30360

D. If amending the registered agent and/or registered office address in Florida, enter the name of the new registered agent and/or the new registered office address:

Name of New Registered Agent: ______________________

New Registered Office Address: ______________________
(Florida street address)

______________________, Florida __________
(City) *(Zip Code)*

New Registered Agent's Signature, if changing Registered Agent:
I hereby accept the appointment as registered agent. I am familiar with and accept the obligations of the position.

____
Signature of New Registered Agent, if changing

Page 1 of 3

If amending the Officers and/or Directors, enter the title and name of each officer/director being removed and title, name, and address of each Officer and/or Director being added:
(Attach additional sheets, if necessary)

Title	Name	Address	Type of Action
EVPD	Fyodor Petrenko	2745 Bankers Industrial Drive Atlanta, GA 30360	☑ Add ☐ Remove
VP	Rufina Bulatova	2745 Bankers Industrial Drive Atlanta, GA 30360	☑ Add ☐ Remove
			☐ Add ☐ Remove

E. If amending or adding additional Articles, enter change(s) here:
(attach additional sheets, if necessary). (Be specific)

see attachment

F. If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself:
(if not applicable, indicate N/A)

N/A

Page 2 of 3

The date of each amendment(s) adoption: October 20, 2009
(date of adoption is required)

Effective date if applicable: February 28, 2011
(no more than 90 days after amendment file date)

Adoption of Amendment(s) **(CHECK ONE)**

☑ The amendment(s) was/were adopted by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

☐ The amendment(s) was/were approved by the shareholders through voting groups. *The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):*

"The number of votes cast for the amendment(s) was/were sufficient for approval by ____________________________________."
(voting group)

☐ The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

☐ The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

Dated February 23, 2011

Signature /s/ Ronald P. Scott
(By a director, president or other officer – if directors or officers have not been selected, by an incorporator – if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

Ronald P. Scott
(Typed or printed name of person signing)

Director / Secretary / CFO
(Title of person signing)

Page 3 of 3

ARTICLES OF AMENDMENT TO THE AMENDED
AND RESTATED ARTICLES OF INCORPORATION
OF WES CONSULTING, INC.

Pursuant to Section 607.1006 of the Business Corporation Act of the State of Florida, the undersigned, being a Director and the CEO of WES Consulting, Inc. (hereinafter the “Corporation”), a Florida corporation, does hereby certify as follows:

FIRST : The Articles of Incorporation of the Corporation were filed with the Secretary of State of Florida on February 25, 1999 (Document No. P99000018914), and Amended and Restated as filed with the Secretary of State on September 6, 2006 (collectively the “Amended and Restated Articles of Incorporation”).

SECOND : This amendment to the Articles of Incorporation was approved and adopted by all of the Directors of the Corporation on October 20, 2009 and by a majority of its shareholders on October 20, 2009. To effect the foregoing, the text of Article I of the Articles of Incorporation is hereby deleted and replaced in its entirety as follows:

“ARTICLE I
NAME

The name of the corporation shall be Liberator, Inc. and shall be governed by Title XXXVI Chapter 607 of the Florida Statutes.”

THIRD: The foregoing amendment was adopted by all of the Directors on October 20, 2009 and by the majority holders of the Common stock of the Corporation pursuant to the Florida Business Corporation Act on October 20, 2009. Therefore, the number of votes cast for the amendment to the Corporation's Articles of Incorporation was sufficient for approval.

IN WITNESS WHEREOF, the undersigned has executed this Article of Amendment to the Articles of Incorporation this 23rd day of February, 2011.

WES Consulting, Inc.

By:	/s/ Louis S. Friedman
Name:	Louis S. Friedman Chief Executive Officer